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                                                                    Exhibit 10.1

                           WESTBROOK CORPORATE CENTER
                              WESTCHESTER, ILLINOIS

                             OFFICE LEASE AGREEMENT

                                     BETWEEN

   IL-WESTBROOK CORPORATE CENTER, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY
                                  ("LANDLORD")

                                       AND

             INSURANCE AUTO AUCTIONS, INC., AN ILLINOIS CORPORATION
                                   ("TENANT")

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                             OFFICE LEASE AGREEMENT

      THIS OFFICE LEASE AGREEMENT (the "LEASE") is made and entered into as of April 13, 2004, by and between IL-WESTBROOK CORPORATE CENTER, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("LANDLORD") and INSURANCE AUTO AUCTIONS, INC., AN ILLINOIS CORPORATION ("TENANT").

      The following exhibits and attachments are incorporated into and made a part of the Lease: EXHIBIT A (Outline and Location of Premises), EXHIBIT B (Intentionally Omitted), EXHIBIT C (Work Letter), EXHIBIT D (Commencement Letter), EXHIBIT E (Building Rules and Regulations), EXHIBIT F (Additional Provisions), EXHIBIT G (Letter of Credit Form), EXHIBIT H (Offering Space),
EXHIBIT I (Janitorial Cleaning Specifications), EXHIBIT J (Base Building Condition), EXHIBIT K (SNDA Agreement) and EXHIBIT L (Location of Certain Parking Spaces).

1. BASIC LEASE INFORMATION.

      1.01. "BUILDING" shall mean the 5 office buildings located at Westbrook Corporate Center, Westchester, Illinois, and commonly known as One Westbrook Corporate Center, Two Westbrook Corporate Center, Three Westbrook Corporate Center, Four Westbrook Corporate Center and Five Westbrook Corporate Center; and, at Landlord's option, shall include any other building constructed on the vacant land owned by Landlord adjacent to the existing office buildings in the Property (as hereinafter defined). "Rentable Square Footage of the Building" is deemed to be 1,101,920 square feet (such number of 1,101,920 being the standard number generally used for leasing space in the Building currently and in the past several years and not a number unique to this deal); provided, however, that in the event Landlord constructs another office building on the land which is part of the Property or elects to operate the individual office buildings comprising the Building as separate entities, the Rentable Square Footage of the Building shall be appropriately adjusted by Landlord.

      1.02. "PREMISES" shall mean the area shown on EXHIBIT A to this Lease. The Premises is located on the FOURTH AND FIFTH FLOORS OF TWO WESTBROOK CORPORATE CENTER and known as SUITES 400 AND 500. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. The "RENTABLE SQUARE FOOTAGE OF THE PREMISES" is deemed to be 37,522 SQUARE FEET. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct.

      1.03. "BASE RENT":

                                          ANNUAL RATE                MONTHLY
  PERIOD OR MONTHS OF TERM              PER SQUARE FOOT             BASE RENT
  ------------------------              ---------------             ---------
COMMENCEMENT DATE-08/31/2006                $10.37                 $32,425.26
    09/01/2006-08/31/2007                   $21.50                 $67,226.92
    09/01/2007-08/31/2008                   $22.25                 $69,572.04
    09/01/2008-08/31/2009                   $23.00                 $71,917.17
    09/01/2009-08/31/2010                   $24.50                 $76,607.42
    09/01/2010-08/31/2011                   $25.25                 $78,952.54
    09/01/2011-08/31/2012                   $26.00                 $81,297.67
    09/01/2012-08/31/2013                   $26.75                 $83,642.79
    09/01/2013-08/31/2014                   $27.50                 $85,987.92
    09/01/2014-08/31/2015                   $28.25                 $88,333.04
    09/01/2015-08/31/2016                   $29.00                 $90,678.17

      1.04. "TENANT'S PRO RATA SHARE": 3.4051%.

      1.05. INTENTIONALLY OMITTED.

      1.06. "TERM": A period of ONE HUNDRED FORTY FOUR (144) MONTHS and zero (0) days. Subject to Section 3, the Term shall commence on SEPTEMBER 1, 2004 (the "COMMENCEMENT DATE") and, unless terminated early in accordance with this Lease, end on AUGUST 31, 2016 (the "TERMINATION DATE").

      1.07. ALLOWANCE(S): A TENANT IMPROVEMENT ALLOWANCE OF $1,876,100.00 as more fully set forth on Exhibit C to this Lease.

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      1.08. "SECURITY DEPOSIT": $129,763.58, as more fully described (including provisions relating to the use of a LETTER OF CREDIT) in Section 6.

      1.09. "GUARANTOR(S)": None.

      1.10. "BROKER(S)": Equis Corporation.

      1.11. "PERMITTED USE": General office use.

1.12. "Notice Address(es)":

Landlord:                                     Tenant:

IL-WESTBROOK CORPORATE CENTER, L.L.C.,        INSURANCE AUTO AUCTIONS, INC., an
a Delaware limited liability company          Illinois corporation
c/o Equity Office                             Two Westbrook Corporate Center
8600 W. Bryn Mawr Avenue, Suite 400N          Suite 500
Chicago, Illinois 60631                       Westchester, Illinois 60154
Attention: Building Manager                   ATTN: Michael J. Madden

      Notwithstanding the Tenant notice address set forth above, prior to September 1, 2004, Tenant's notice address shall be Insurance Auto Auction, Inc., 850 East Algonquin Road, Suite 100, Schaumburg, IL, 60173, Attn: Michael
J. Madden.

      A copy of any notices to Landlord shall be sent to Equity Office, Two North Riverside Plaza, Suite 2100, Chicago IL, 60606, Attn: Central Regional Counsel.

      A copy of any notices to Tenant shall be sent to Cohon, Raizes & Regal, 208 South LaSalle Street, Suite 1860, Chicago, IL, 60604, Attn: Bruce J. Waldman, Esq.

      1.13. "BUSINESS DAY(S)" are Monday through Friday of each week, exclusive of New Year's Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("HOLIDAYS"). Landlord may designate in writing additional Holidays that are commonly recognized by other office buildings in the area where the Building is located. "Building Service Hours" are 8:00 A.M. to 6:00 P.M. on Business Days and 8:00 A.M. to 1:00 P.M. on Saturdays.

      1.14. "LANDLORD WORK" means the work, if any, that Landlord is obligated to perform in the Premises pursuant to a separate agreement (the "WORK LETTER"), if any, attached to this Lease as EXHIBIT C.

      1.15. "PROPERTY" means the Building and the parcel(s) of land on which it is located and, at Landlord's discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located, however no such exercise of Landlord's discretion shall adversely affect Tenant's parking rights contained in this Lease including, but not limited to, the provisions set forth in Exhibit F of this Lease.

2. LEASE GRANT.

      The Premises are hereby leased to Tenant from Landlord, together with the right to use any portions of the Property that are designated by Landlord for the common use of tenants and others (the "COMMON AREAS").

3. ADJUSTMENT OF COMMENCEMENT DATE; POSSESSION.

      3.01. Intentionally Omitted.

      3.02. Landlord shall, upon full execution of this Lease by both Landlord and Tenant, tender possession of the Premises to Tenant, broom-clean and free of all tenancies and other occupancies, for the purpose of performing improvements. Subject to Landlord's obligation to perform Landlord Work, the Premises are accepted by Tenant in "as is" condition and configuration without any representations or warranties by Landlord, except as may be expressly set forth elsewhere in this Lease. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition. If Tenant takes possession of the Premises for the purpose of conducting its business (over and above initial startup/testing/skeleton-crew activities) before the Commencement Date, such possession shall

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be subject to the terms and conditions of this Lease and Tenant shall pay Rent
(defined in Section 4.01) to Landlord for each day of possession before the Commencement Date. However, except for the cost of services requested by Tenant (e.g. after hours HVAC), Tenant shall not be required to pay Rent for any days of possession before the Commencement Date during which Tenant, with the approval of Landlord, is in possession of the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property. (Tenant shall be entitled to the reasonable use of freight elevator service during the pre-Commencement Date construction period at no charge to Tenant, subject to normal rules and regulations including those regarding scheduling and availability.)

4. RENT.

      4.01. Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as "RENT"). "ADDITIONAL RENT" means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the first full calendar month of the Term shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. Rent shall be made payable to the entity, and sent to the address, Landlord designates in writing and shall be made by good and sufficient check or wire transfer or by other means acceptable to Landlord. If Tenant fails to pay any item or installment of Rent when due, Tenant shall pay Landlord an administration fee equal to the lesser of 5% of the past due Rent or $500.00, provided that Tenant shall be entitled to a grace period of 5 Business Days for the first 3 late payments of Rent in a given calendar year. In addition, past due Rent shall accrue interest at 11% per annum. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

      4.02. Intentionally Omitted.

5. COMPLIANCE WITH LAWS; USE.

      The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act ("LAW(S)"), regarding the operation of Tenant's business and the use, condition, configuration and occupancy of the Premises. Landlord shall be responsible for the cost of correcting any violations of Title III of the Americans with Disabilities Act ("ADA") with respect to the Common Areas of the Building, including the existing rest rooms serving the Premises. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation of the ADA or other Laws in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Law. Landlord and Tenant further agree that the provisions of Article 13 (Indemnity) shall be applicable to such contest by Landlord. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment consistent with the ADA provisions set forth above or required of Landlord pursuant to Laws other than the ADA.

      Subject to all applicable Laws, as well as Landlord's Rules and Regulations, Tenant shall be allowed to use the connecting stairway between the fourth and fifth floors on a pass-card basis.

      In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the "Base Building" (defined below), but only to the extent such obligations are triggered by Tenant's use of the Premises, other than for general office use, or Alterations or improvements in the Premises performed or requested by Tenant. "BASE BUILDING" shall include the structural portions of the Building, the public restrooms and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Tenant shall comply with the rules and regulations of the Building attached as EXHIBIT E and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and

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regulations for the performance of Alterations (defined in Section 9). The rules and regulations shall be generally applicable, and generally applied in the same manner, to all tenants of the Building.

6. SECURITY DEPOSIT.

      The Security Deposit shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant's obligations. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may use all or a portion of the Security Deposit to satisfy past due Rent or to cure any Default (defined in Section 18) by Tenant. If Landlord uses any portion of the Security Deposit, Tenant shall, within 5 Business Days after demand, restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with Section 25. Landlord may assign the Security Deposit to a successor or transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

      At Tenant's option, all or part of the Security Deposit may be in the form of an irrevocable letter of credit (the "LETTER OF CREDIT"), which Letter of Credit shall: (a) be in the amount of $129,763.58; (b) be issued on the form attached hereto as EXHIBIT G; (c) name Landlord as its beneficiary; and (d) be drawn on an FDIC insured financial institution satisfactory to the Landlord. The Letter of Credit (and any renewals or replacements thereof) shall be for a term of not less than 1 year. Tenant agrees that it shall from time to time, as necessary, whether as a result of a draw on the Letter of Credit by Landlord pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect, renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder, is in effect until a date which is at least 60 days after the Termination Date of the Lease. If Tenant fails to furnish such renewal or replacement at least 60 days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as a Security Deposit pursuant to the terms of this Section 6. Any renewal or replacement of the original or any subsequent Letter of Credit shall meet the requirements for the original Letter of Credit as set forth above, except that such replacement or renewal shall be issued by a national bank satisfactory to Landlord at the time of the issuance thereof.

      If Landlord draws on the Letter of Credit as permitted in this Lease, then, upon demand of Landlord, Tenant shall restore the amount available under the Letter of Credit to its original amount by providing Landlord with an amendment to the Letter of Credit evidencing that the amount available under the Letter of Credit has been restored to its original amount. In the alternative, Tenant may provide Landlord with cash, to be held by Landlord in accordance with this Section, equal to the restoration amount required under the Letter of Credit.

7. BUILDING SERVICES.

      7.01. Landlord shall furnish Tenant with the following services: (a) hot and cold water for use in the Base Building lavatories and cold water for use in the kitchen and break room in the Premises; (b) customary heat and air conditioning in season during Building Service Hours (`customary' shall be deemed to mean reasonably consistent with specifications provided from time to time by other comparable buildings in the East-West Corridor submarket). Tenant shall have the right to receive HVAC service during hours other than Building Service Hours by paying Landlord's then standard charge for additional HVAC service and providing such prior notice as is reasonably specified by Landlord (As of the date hereof, Landlord's charges for after hours heating and air conditioning service is $32.00 per hour per wing, subject to change from time to time.); (c) standard janitorial service on Business Days in accordance with the cleaning specifications attached hereto as Exhibit I, or such other reasonably comparable specifications designated by Landlord from time to time.; (d) Elevator service; (e) Electricity in accordance with the terms and conditions in
Section 7.02; (f) Access to the Building for Tenant and its employees 24 hours per day/7 days per week, subject to the terms of this Lease and such security or monitoring systems as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards; and
(g) such other services as Landlord reasonably determines are necessary or appropriate for the Property.

      7.02. Electricity used by Tenant in the Premises shall be paid for by Tenant by separate charge (separately metered) billed by the applicable utility company and payable directly by Tenant. Without the consent of Landlord, Tenant's use of electrical service shall not

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exceed, either in voltage, rated capacity, use beyond Building Service Hours or overall load, that which Landlord reasonably deems to be standard for the Building, which is currently six watts per useable square foot of the Premises.

      7.03. Landlord's failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 26.03) (collectively a "SERVICE FAILURE") shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 1 Business Day as a result of a Service Failure that is reasonably within the control of Landlord to correct and is not caused by the negligence or willful misconduct of Landlord, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the date of the Service Failure and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.

8. LEASEHOLD IMPROVEMENTS.

      All improvements in and to the Premises, including any Alterations (collectively, "LEASEHOLD IMPROVEMENTS") shall remain upon the Premises at the end of the Term without compensation to Tenant. Landlord, however, by written notice to Tenant at least 30 days prior to the Termination Date, may require Tenant, at its expense, to remove (a) any Cable (defined in Section 9.01) installed by or for the benefit of Tenant, and (b) any Landlord Work or Alterations that, in Landlord's reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as "REQUIRED REMOVABLES"). Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications. However, it is agreed that Required Removables shall not include any usual office improvements such as gypsum board, partitions, ceiling grids and tiles, fluorescent lighting panels, Building standard doors and non-glued down carpeting. The designated Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant's expense. As part of the Landlord approval process for a proposed Alteration (including the "Initial Alterations" referred to in Exhibit C of this Lease), Landlord shall advise Tenant in writing as to which portions of the Alteration are Required Removables.

9. REPAIRS AND ALTERATIONS.

      9.01. Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord's express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant's repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, "CABLE"); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Alterations. To the extent Landlord is not reimbursed by insurance proceeds, Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the acts of Tenant, Tenant Related Parties and their respective contractors and vendors. If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 10% of the cost of the repairs. Notwithstanding the foregoing, if the repair to be performed by Tenant cannot reasonably be completed within 15 days after Landlord's notice to Tenant, Landlord shall not exercise its right to make such repair on Tenant's behalf so long as Tenant commences such repair within 10 days after notice from Landlord and is diligently pursuing the same to completion.

      9.02. Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (a) structural elements of the Building; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (c) Common

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Areas; (d) roof of the Building; (e) exterior windows of the Building; and (f)
elevators serving the Building. Landlord shall promptly make repairs for which Landlord is responsible.

      9.03. Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as "ALTERATIONS") without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. However, Landlord's consent shall not be required for any Alteration that costs less than $25,000.00 and satisfies all of the following criteria (a "COSMETIC ALTERATION"): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Base Building; and (d) does not require work to be performed inside the walls or above the ceiling of the Premises. Cosmetic Alterations shall be subject to all the other provisions of this Section 9.03. Prior to starting work, Tenant shall furnish Landlord with plans and specifications; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building, however Tenant intends to competitively bid contracts to the extent that contractors are acceptable to Landlord); required permits and approvals; evidence of contractor's and subcontractor's insurance in amounts reasonably required by Landlord and naming Landlord as an additional insured; and any security for performance in amounts reasonably required by Landlord. Changes to the plans and specifications must also be submitted to Landlord for its approval, which shall not be unreasonably withheld, conditioned or delayed. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord. Tenant shall reimburse Landlord for any sums paid by Landlord for third party examination of Tenant's plans for non-Cosmetic Alterations. In addition, Tenant shall pay Landlord a fee for Landlord's oversight and coordination of any non-Cosmetic Alterations equal to 5% of the cost of the Alterations. Notwithstanding the provisions of the prior sentence, with respect to the Initial Alterations, in lieu of such 5% fee, Tenant shall reimburse Landlord for its actual, out-of-pocket costs to third parties incurred in connection with Landlord's review, oversight and coordination of the Initial Improvements up to a maximum amount of Ten Thousand Dollars ($10,000). Upon completion, Tenant shall furnish "as-built" plans for non-Cosmetic Alterations, completion affidavits and full and final waivers of lien. Landlord's approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.

10. ENTRY BY LANDLORD.

      Landlord may enter the Premises to inspect, show (although showings to prospective tenants shall only be during the last 18 months of the Lease Term) or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building. Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant's use of the Premises. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours. Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent. Notwithstanding the foregoing, except in emergency situations as determined by Landlord, Landlord shall exercise reasonable efforts not to unreasonably interfere with the conduct of the business of Tenant in the Premises. However, the foregoing shall not require Landlord to perform work after Business Service Hours unless Tenant agrees to reimburse Landlord for the extra cost incurred in connection with such work which exceeds the cost for such work which would have been incurred had it been performed during Business Service Hours.

11. ASSIGNMENT AND SUBLETTING.

      11.01. Except in connection with a Permitted Transfer (defined in Section 11.04), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "TRANSFER") without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.02. If the entity which controls the voting shares/rights of Tenant changes at any time, such change of ownership or control shall constitute a Transfer unless Tenant is an entity whose outstanding stock is listed on a recognized securities exchange or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed. Any attempted Transfer in violation of this
Section is voidable by Landlord. In no event shall any Transfer, including a Permitted Transfer, release or relieve Tenant from any obligation under this Lease.

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      11.02. Tenant shall provide Landlord with financial statements for the proposed transferee, a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request. Within 15 Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing (setting forth the basis for such refusal); or (c) in the event of an assignment of this Lease or subletting of more than 50% of the Rentable Area of the Premises for more than 90% of the remaining Term (excluding unexercised options), recapture the portion of the Premises that Tenant is proposing to Transfer. If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer. Tenant shall pay Landlord a review fee of $1,500.00 for Landlord's review of any requested Transfer, except that there shall be no review fee 1) in the case of a Permitted Transfer, or 2) in the case of an exercise of Landlord's recapture rights contained herein.

      11.03. Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord's share of the excess within 30 days after Tenant's receipt of the excess. Tenant may deduct from the excess, on a straight-line basis, all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer, including brokerage fees, legal fees and construction costs. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant's share of payments received by Landlord.

      11.04. Tenant may assign this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization (an "OWNERSHIP CHANGE") or assign this Lease or sublet all or a portion of the Premises to an Affiliate without the consent of Landlord, provided that all of the following conditions are satisfied (a "PERMITTED TRANSFER"): (a) Tenant is not in Default; (b) in the event of an Ownership Change, Tenant's successor shall own substantially all of the assets of Tenant and have a net worth which is at least equal to Tenant's net worth as of the day prior to the proposed Ownership Change; (c) the Permitted Use does not allow the Premises to be used for retail purposes; and (d) Tenant shall give Landlord written notice at least 15 Business Days after the effective date of the Permitted Transfer. Tenant's notice to Landlord shall include information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant's successor shall sign a commercially reasonable form of assumption agreement. "AFFILIATE" shall mean an entity controlled by, controlling or under common control with Tenant.

12. LIENS.

      Tenant shall not permit mechanics' or other liens to be placed upon the Property, Premises or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees. Tenant shall give Landlord notice at least 15 days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within 30 days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law. In the event that Tenant provides the necessary bonding or insurance over a claim in favor of Landlord, Tenant may contest the matter with the claimant at Tenant's sole expense. If Tenant fails to do so, Landlord may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any reasonable amount paid by Landlord, including, without limitation, reasonable attorneys' fees.

13. INDEMNITY AND WAIVER OF CLAIMS.

      Subject to the provisions of Article 15 of this Lease, Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23) and agents (the "LANDLORD RELATED PARTIES") from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord.

      Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties, Tenant shall indemnify, defend and hold Landlord and Landlord

Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as "LOSSES"), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties or any of Tenant's transferees, contractors or licensees.

      Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties, Landlord shall indemnify, defend and hold Tenant, its affiliated companies and their trustees, members, shareholders, principals, beneficiaries, partners, officers, directors, employees and agents ("TENANT RELATED PARTIES") harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord or the Landlord Related Parties.

      Notwithstanding the foregoing, except as provided in Article 15 to the contrary, Tenant shall not be required to waive any claims against Landlord (other than for loss or damage to Tenant's business) where such loss or damage is due to the negligence or willful misconduct of Landlord or any Landlord Related Parties. Nothing herein shall be construed as to diminish the repair and maintenance obligations of Landlord contained elsewhere in this Lease.

14. INSURANCE.

      Tenant shall maintain the following insurance ("TENANT'S INSURANCE"): (a) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (b) Property/Business Interruption Insurance written on an All Risk or Special Perils form, with coverage for broad form water damage including earthquake sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Tenant's business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises ("TENANT'S PROPERTY") ; (c) Workers' Compensation Insurance in amounts required by Law; and (d) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing Tenant's Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name as additional insureds Landlord (or its successors and assignees), the managing agent for the Building (or any successor), EOP Operating Limited Partnership, Equity Office Properties Trust and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord and its successors as the interest of such designees shall appear. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days' advance written notice of any cancellation, termination, material change or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant's Insurance.

      Landlord shall maintain the following insurance ("Landlord's Insurance"):
(1) Commercial General Liability insurance applicable to the Property, Building, Premises and Common Areas providing, on an occurrence basis, a minimum combined single limit of at least $2,000,000.00; (2) All Risk Property Insurance on the Building (including the Premises, Initial Improvements and Leasehold Improvements, except for Tenant's Property) at replacement cost value; (3) Worker's Compensation insurance as required by the state in which the Building is located and in amounts as may be required by applicable statute; and (4) Employers Liability Coverage of at least $1,000,000.00 per occurrence.

15. SUBROGATION.

      Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant's Property, Leasehold Improvements, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

16. CASUALTY DAMAGE.

      16.01. If all or any portion of the Premises becomes untenantable by fire or other casualty to the Premises (collectively a "CASUALTY"), Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required using standard working methods to Substantially Complete the repair and restoration of the Premises (including the Initial Alterations to the extent paid for initially by Landlord) and any Common Areas necessary to provide access to the Premises ("COMPLETION ESTIMATE"). If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within 180 days from the date the repair is started, then either party shall have the right to terminate this Lease upon written notice to the other within 10 days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the negligence or intentional misconduct of Tenant or any Tenant Related Parties. In addition, Landlord, by notice to Tenant within 90 days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building occurs.

      In addition to Landlord's right to terminate as provided herein, Tenant shall have the right to terminate this Lease if: (a) a substantial portion of the Premises has been damaged by fire or other casualty and such damage cannot reasonably be repaired within 60 days after receipt of the Completion Estimate;
(b) there is less than 2 years of the Term remaining on the date of such casualty; (c) the casualty was not caused by the negligence or willful misconduct of Tenant or its agents, employees or contractors; and (d) Tenant provides Landlord with written notice of its intent to terminate within 30 days after the date of the fire or other casualty.

      16.02. If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, restore the Premises and Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except that Landlord shall not be required to rebuild Leasehold Improvements in excess of the Initial Alterations which were paid for by Landlord pursuant to the Allowance set forth in Exhibit C, and except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Upon notice from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant, if any, under Tenant's Insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repairs. Within 30 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant's business resulting in any way from the Casualty or the repair thereof. Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant for the operation of Tenant's business.

17. CONDEMNATION.

      Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a "TAKING"). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord's ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking. The termination shall be effective on the date the physical taking occurs. If this Lease is not terminated, Base Rent and Tenant's Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, however, Tenant may file a separate claim for damages and losses suffered by Tenant with respect to Tenant's Property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord's award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, at Landlord's cost and with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.

18. EVENTS OF DEFAULT.

      Each of the following occurrences shall be a "DEFAULT": (a) Tenant's failure to pay any portion of Rent when due, if the failure continues for 5 Business Days after written notice to Tenant ("MONETARY DEFAULT"); (b) Tenant's failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within 20 days after written notice to Tenant provided, however, if Tenant's failure to comply cannot reasonably be cured within 20 days, Tenant shall be allowed additional time (not to exceed 120 days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within 20 days and diligently pursues the cure to completion; (c) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (d) the leasehold estate is taken by process or operation of Law; (e) intentionally omitted; or (f) Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord at the Building or Property. In addition, if Landlord provides Tenant with notice of Tenant's failure to comply with the same particular non-Monetary term, provision or covenant of the Lease on 3 occasions during any calendar year, Tenant's subsequent violation of such non-Monetary term, provision or covenant shall, at Landlord's option, be an incurable event of default by Tenant. All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law.

19. REMEDIES.

      19.01. Upon Default, Landlord shall have the right to pursue any one or more of the following remedies:

            (a) Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant's Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant's Default, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. "COSTS OF RELETTING" shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant. Landlord agrees to use reasonable efforts to mitigate damages, provided that those efforts shall not require Landlord to relet the Premises in preference to any other space in the Building or to relet the Premises to any party that Landlord could reasonably reject as a transferee pursuant to Article 11. Notwithstanding the above, if Landlord relets the Premises for a term (the "Relet Term") that extends past the Termination Date of this Lease (without consideration of any earlier termination pursuant to this Article 19), the Costs of Reletting which may be included in Landlord's damages under this Lease shall be limited to a prorated portion of the Costs of Reletting, based on the percentage that the length of the Term remaining on the date Landlord terminates this Lease or Tenant's right to possession bears to the length of the Relet Term. For example, if there are 2 years left on the Term at the time that Landlord terminates possession and, prior to the expiration of the 2 year period, Landlord enters into a lease with a Relet Term of 10 years with a new tenant, then only 20% of the Costs of Reletting shall be included when determining Landlord's damages.

            (b) Terminate Tenant's right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant's Property and any parties occupying the Premises. Landlord may (but shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease. Landlord agrees to use reasonable efforts to mitigate damages, provided that those efforts shall not require Landlord to relet the Premises in preference to any other space in the Building or to relet the Premises to any party that Landlord could reasonably reject as a transferee pursuant to Article 11.

      19.02. In lieu of calculating damages under Section 19.01, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant's right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting. If Tenant is in Default of any of its non-monetary obligations under the Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.

20. LIMITATION OF LIABILITY.

      NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE PROPERTY, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE PROPERTY IF THE PROPERTY WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 70% OF THE VALUE OF THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD'S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. SUCH CURE PERIOD FOR LANDLORD SHALL BE AT LEAST 60 DAYS AFTER WRITTEN NOTICE OF DEFAULT FROM TENANT TO LANDLORD (OR, IF THE DEFAULT CANNOT REASONABLY BE CURED WITHIN SAID 60 DAY PERIOD, SUCH LONGER PERIOD OF TIME AS IS REASONABLY NECESSARY TO CURE SUCH DEFAULT, PROVIDED LANDLORD COMMENCES THE CURE WITHIN SUCH 60 DAY PERIOD AND DILIGENTLY PURSUES SAME), AND, FOR ANY MORTGAGEE, SUCH CURE PERIOD SHALL BE AT LEAST 60 DAYS AFTER THE LATER OF (i) WRITTEN NOTICE OF DEFAULT FROM TENANT TO SUCH MORTGAGEE, OR (ii) EXPIRATION OF THE CURE PERIOD AVAILABLE TO LANDLORD AS PROVIDED ABOVE (OR, IF THE DEFAULT CANNOT REASONABLY BE CURED WITHIN SAID 60 DAY PERIOD, SUCH LONGER PERIOD OF TIME AS IS REASONABLY NECESSARY TO CURE SUCH DEFAULT, PROVIDED MORTGAGEE COMMENCES THE CURE WITHIN SUCH 60 DAY PERIOD AND DILIGENTLY PURSUES SAME). NOTWITHSTANDING THE FOREGOING, IF TENANT AND ANY SUCH MORTGAGEE HAVE AGREED TO A LONGER PERIOD OF TIME IN ANY SEPARATE AGREEMENT BY AND BETWEEN SUCH PARTIES, THE TERMS OF SUCH SEPARATE AGREEMENT SHALL CONTROL AS BETWEEN TENANT AND SUCH MORTGAGEE.

      FOR PURPOSES HEREOF, "INTEREST OF LANDLORD IN THE PROPERTY" SHALL INCLUDE RENTS DUE FROM TENANTS, INSURANCE PROCEEDS, AND PROCEEDS FROM CONDEMNATION OR EMINENT DOMAIN PROCEEDINGS (PRIOR TO THE DISTRIBUTION OF SAME TO ANY PARTNER OR SHAREHOLDER OF LANDLORD OR ANY OTHER THIRD PARTY).

21. INTENTIONALLY OMITTED.

22. HOLDING OVER.

      If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant's occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to the sum of 150% of the Base Rent and 100% of the Additional Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant's holdover and Tenant fails to vacate the Premises within 90 days after notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover.

23. SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE.

      Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a "MORTGAGE"). The party having the benefit of a Mortgage shall be referred to as a "MORTGAGEE". This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord's interest in this Lease. Landlord and Tenant shall each, within 10 Business Days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults and the amount of Rent that is due and payable.

      Notwithstanding the foregoing, Landlord shall obtain a non-disturbance, subordination and attornment agreement from Landlord's then current Mortgagee on such Mortgagee's then current standard form of agreement. Landlord shall be responsible for any fee or review costs charged by the Mortgagee. Tenant will execute the Mortgagee's form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the Mortgagee. Mortgagee's current form (except that Paragraph 8 has been added at the request of Tenant) is set forth on EXHIBIT K to this Lease.

24. NOTICE.

      All demands, approvals, consents or notices pursuant to this Lease (collectively referred to as a "NOTICE") shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested or sent by overnight or same day courier service at the party's respective Notice Address(es) set forth in Section 1. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25. SURRENDER OF PREMISES.

      At the termination of this Lease or Tenant's right of possession, Tenant shall remove Tenant's Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant's Property within 5 Business Days after termination of this Lease or Tenant's right to possession, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant's Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant's Property from the Premises or storage, within 30 days after notice, Landlord may deem all or any part of Tenant's Property to be abandoned and title to Tenant's Property shall vest in Landlord.

26. MISCELLANEOUS.

      26.01. This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth. If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists.

      26.02. If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys' fees. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease.

Either party's failure to declare a default immediately upon its occurrence, or delay in taking action for a default, shall not constitute a waiver of the default, nor shall it constitute an estoppel.

      26.03. Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the performing party ("FORCE MAJEURE").

      26.04. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property. Upon transfer Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that, any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord's obligations under this Lease, and further provided that Landlord and its successors, as the case may be, shall remain liable after their respective periods of ownership with respect to any sums due in connection with a breach or default by such party that arose during such period of ownership by such party.

      26.05. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.

      26.06. Time is of the essence with respect to Tenant's exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

      26.07. Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

      26.08. This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

      Landlord and Tenant have executed this Lease as of the day and year first above written.

WITNESS/ATTEST:                           LANDLORD:

                                          IL-WESTBROOK CORPORATE CENTER, L.L.C.,
                                          A DELAWARE LIMITED LIABILITY COMPANY

                                          By: Equity Office Management, L.L.C.,
                                              a Delaware limited liability
                                              company, its non-member manager

                                              By:    /s/ Donald E. Huffner
                                                     ---------------------------
/s/ Jeanne Krejci                             Name:  Donald E. Huffner
---------------------------------
Name (print): J. Krejci                       Title: Sr. Vice President

---------------------------------
Name (print):
             --------------------

WITNESS/ATTEST:                           TENANT:

                                          INSURANCE AUTO AUCTIONS, INC., AN
                                          ILLINOIS CORPORATION

/s/ Linda Jurczyk                         By:    /s/ Scott P. Pettit
---------------------------------
Name (print): Linda Jurczyk               Name:  Scott P. Pettit

/s/ Katerina Dotzeva                      Title: SVP & CFO
---------------------------------
Name (print): Katerina Dotzeva            95-3790111
                                          --------------------------------------
                                          TENANT'S TAX ID NUMBER (SSN OR FEIN)

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